Exhibit 10.95

CAP ROCK ENERGY CORPORATION

RETAINER AGREEMENT AMENDMENT

THIS RETAINER AGREEMENT AMENDMENT (the “Amendment”) is entered into and is effective as of November 4, 2005, by and between Cap Rock Energy Corporation, a corporation organized and existing under the laws of the State of Texas having its principal place of business at 500 West Wall, Suite 400, Midland, Texas 79701 (the “Company”), and David W. Pruitt, an individual who resides at 5805 Stonecrest, Midland Texas 79707 (“Pruitt”), collectively referred to as the “Parties”.

WITNESSETH:

WHEREAS, Pruitt’s current plans are to cease to be an employee of the Company effective as of the date of the “Company Shareholder Approval” (as defined in the Agreement and Plan of Share Exchange (the “Share Exchange Agreement”), dated as of November 4, 2005, between the Company and Cap Rock Holding Corporation (the “Holding Company”)), but to remain as a “Senior Advisor  to the Company” and as a member of the Board of Directors of the Company (the “Board”) following the date of the Company Shareholder Approval; and

WHEREAS, Pruitt and the Company entered into a Retainer Agreement dated November 3, 2005 (the “RA”) setting forth various terms governing Pruitt’s relationships with the Company; and

WHEREAS, the Company and Pruitt desire to set forth in this document an amendment to the RA; and

NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter contained, the parties hereto agree as follows:

1.             Change in Employment.  Notwithstanding any other provision of any other agreement, the RA is hereby amended to provide that Pruitt shall resign as, and cease to be, CEO of the Company and an employee of the Company effective as of the date of the Company Shareholder Approval and shall commence service as a “Senior Advisor to the Company” and as a member of the Board of Directors of the Company following the date of the Company Shareholder Approval.

2.             Miscellaneous.

(a)  This Amendment shall remain binding on any successor of the Company.

(b)  The terms of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective personal representatives, heirs, administrators, successors and permitted assigns.

(c)  This Amendment supersedes any other agreement or understanding, written or oral, between the parties with respect to the matter covered hereunder.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first above written.

Cap Rock Energy Corporation

By:
Russell E. Jones, Co-Chairman	David W. Pruitt

STATE OF TEXAS	)(
)(
COUNTY OF MIDLAND	)(

This instrument was acknowledged before me on this 4th day of November, 2005, by RUSSELL E. JONES, Co-Chairman of the Board of Cap Rock Energy Corporation, a Texas corporation, on behalf of said corporation.

Notary Public, State of Texas

(SEAL)

STATE OF TEXAS	)(
)(
COUNTY OF MIDLAND	)(

Before me, on this 4th day of November, 2005, personally appeared DAVID W. PRUITT, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed.

Notary Public, State of Texas

(SEAL)